                                                                    EXHIBIT 10.4


                       ASSIGNMENT AND LICENSE AGREEMENT
                       --------------------------------

        This ASSIGNMENT AND LICENSE AGREEMENT (the "Agreement'), effective as
                                                    ---------
of January 20, 1998 ("Effective Date"), is made by and between StampMaster, Inc.
                      --------------
(the "Company"), a Delaware corporation, and MOHAN ANANDA, residing at 549
      -------
Lakeview Canyon Road, Westlake Village, CA 91362 ("Ananda").
                                                   ------

                                   RECITALS

        1. Ananda has invented certain new and useful improvements in the field of secure software rental systems set forth in United States Letters Patents 5,495,411, 5,638,513 (which is a continuation of Letters Patent 5,495,411) and United States Letters Patents 5,548,645 (United States Letters Patents 5,495,411, 5,638,513 and 5,548,645 are collectively referred to herein as the "Patents").
        -------

        2. Ananda has also invented certain new and useful improvements in the field of secure software rental systems between a personal computer and a central rental facility set forth in the United States Application for Letters Patent for Secure On-Line PC Postage Metering System filed on June 10, 1997 and assigned Serial No. 08/872,792 (the "Patent Application") .
                                     ------------------

        3. The Company desires to obtain from Ananda, and Ananda is willing to assign to the Company, all intellectual property rights owned by Ananda as of the Effective Date in and to the Patents and the Patent Application, and the Know-how related thereto, on the terms and conditions set forth in this Agreement, and Ananda desires to obtain from the Company, and the Company is willing to grant to Ananda a limited license to Ananda, as of the Effective Date under the Patents (but not under the Patent Application) on the terms and conditions set forth in this Agreement.

        4. The Company and Ananda have entered into a Common Stock Purchase Agreement of even date herewith, pursuant to which Ananda has purchased from the Company and the Company has sold to Ananda 1,448,397 shares of the Company's Common Stock, the consideration for which is the assignment and license between the parties pursuant to this Agreement.

        NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

        For the purposes of this Agreement, the capitalized terms set forth below shall have the meanings set forth in this Article I.

                1.1     "Assigned Patents" shall mean the Patents as defined in
                         ----------------
the first recital above and all foreign patents and patent applications, substitutions, extensions, reissues, reexaminations, renewals, divisions, utility models, continuations, and continuations-in-part anywhere in the world relating to the Patents.

                1.2     "Assigned Patent Application" shall mean the Patent
                         ---------------------------
Application as defined in the second recital above and all patents, foreign patents and patent applications, substitutions, extensions, reissues, reexaminations, renewals, divisions, utility models, continuations, and continuations-in-part anywhere in the world relating to the Patent Application.

                1.3     "Field" means all fields with the exception of (i)
                         -----
postal stamp and postage metering, printing, data, verification, and security,
(ii) electronic scrip printing for any use including without limitation ticketing, vouchering and couponing, (iii) electronic scrip printing by utilizing internet-related metering, printing, data, verification, and security and (iv) any use, application, product, process, or technique relating to any use described in subsection (i), (ii) or (iii) above, including without limitation software, hardware, firmware, data and files.

                1.4     "Know-how" shall mean any and all secret, proprietary or
                         --------
confidential information, experience, trade secrets, inventions, discoveries, formulas, designs, techniques, applications, processes, ideas, or concepts related to exceptions 1.3(i), 1.3(ii), 1.3(iii) and 1.3(iv) set forth above, whether or not reduced to practice, whether or not reduced to writing and whether or not patentable, owned or controlled by Ananda as of the Effective Date, or to which Ananda has the rights to license or assign, as applicable, hereunder.

                1.5     "Products" shall mean any product, device or service for
                         --------
use by end-user customers.

                                  ARTICLE II
                               PATENT ASSIGNMENT

                2.1     Assignment. Ananda hereby sells, transfers, assigns, and
                        ----------
irrevocably sets over to the Company, and the Company hereby purchases and accepts assignment of, Ananda's entire right, title, and interest in and to: (i) the Assigned Patents and the Assigned Patent Application; (ii) any and all Know-how; and (iii) all rights, claims and privileges pertaining to the Assigned Patents and Patent Application including, without limitation, standing to sue for past, present, and future infringement of such Assigned Patents and Assigned Patent Application and misappropriation of such Know-how.

                2.2     Title. Ananda hereby covenants and agrees to and with
                        -----
the Company that, at the time of execution and delivery of these presents, Ananda is the sole and lawful owner of the entire right, title and interest in and to the Assigned Patents and the Assigned Patent Application, and that the same are unencumbered and that Ananda has good and full right and lawful authority to effectuate the sale, transfer, and assignment of the same in the manner set forth in this Agreement.

                2.3     Further Assurances. In furtherance of the sale,
                        ------------------
transfer, and assignment, of the Assigned Patents and Assigned Patent Application pursuant to Section 2.1 hereto, Ananda shall execute and deliver to the Company on the Effective Date an executed Patent Assignment in the form attached hereto as Exhibit A. Ananda further agrees to promptly review, execute,
                   ---------
and deliver any and all additional documents as the Company may deem reasonably necessary or desirable to effectuate the sale, transfer, and assignment of the Assigned Patents and the Assigned Patent Application, and the Know-how related thereto. Furthermore, Ananda hereby covenants and agrees to and with the Company that Ananda will, whenever counsel of the Company shall advise that any proceeding in connection with the Assigned Patents and the Assigned Patent Application in any country, including interference proceedings, is lawful and desirable, or that any division, continuation or continuation-in-part of any application for any Assigned Patent or the Assigned Patent Application, or any reissue or extension of any Assigned Patent or the Assigned Patent Application, to be obtained thereon, is lawful and desirable, sign all papers and documents, take all lawful oaths, and do all reasonable acts necessary or required to be done for the procurement, maintenance, enforcement and defense of the Assigned Patents and the Assigned Patent Application, without charge to the Company, but at the cost and expense of the Company.

                                  ARTICLE III
                                 LICENSE GRANT

                3.1     License Grant. Subject to the terms and conditions
                        -------------
hereof, the Company hereby grants to Ananda a worldwide, irrevocable, transferable, perpetual, fully paid-up, exclusive right and license, including the right to grant sublicenses, under the Assigned Patents (but not under the Assigned Patent Application) to use, manufacture, have manufactured, sell, have sold, offer for sale, distribute, have distributed, market and promote, have marketed and promoted, import and export, and have imported and exported, Products solely in the Field, provided that such Products are not used, combined or incorporated with any other product, device or service for use outside of the Field (the "License").
            -------

                                  ARTICLE IV
                                CONFIDENTIALITY

                4.1     Disclosure. In connection with this assignment Ananda
                        ----------
agrees to use his best efforts to disclose to the Company the Know-how relating to the Assigned Patents and the Assigned Patent Application and to deliver to the Company copies of Know-how in Ananda's possession, custody or control.

                4.2     Confidential Information. Except as expressly provided
                        ------------------------
herein, Ananda agrees that he shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes expressly contemplated by this Agreement, the Assigned Patent Application and the Know-how related to the Assigned Patent and the Assigned Patent Application, except to the extent that it can be established by Ananda by competent proof that such information:

                (1) was generally available to the public or otherwise part of the public domain at the time of its disclosure or use by Ananda; or

                (2) became generally available to the public or otherwise part of the pubic domain after its disclosure or use and other than through any act or omission of Ananda in breach of this Agreement.

                4.3     Permitted Use and Disclosures. The Company is hereby
                        -----------------------------
deemed the "owner" of the Assigned Patents and the Assigned Patent Application, and the Know-how related thereto, effective as of the Effective Date and may use or disclose the foregoing without restriction.

                                   ARTICLE V
                                  TERMINATION

                5.1     Term. This Agreement will become effective on the
                        ----
Effective Date and will continue indefinitely, and except as otherwise provided in Section 5.2 below, the License shall continue in effect until such time as all Assigned Patents have expired (the "Term").
                                        ----

                5.2     Termination of Agreement. Either party shall have the
                        ------------------------
right to terminate this Agreement following any material breach or default in performance under this Agreement by the other party upon thirty (30) days prior written notice to the breaching party specifying the nature of the breach or default. Unless the breaching party has cured the breach or default prior to the expiration of the thirty (30) day period, the non-breaching party, at its sole option, may terminate this Agreement upon written notice to the breaching party. Termination of this Agreement shall become effective upon receipt of such second notice by the breaching party.

                5.3     Survival of Certain Terms. The following provisions will
                        -------------------------
survive any termination of the Agreement: Articles 1, 2, 4, 5 and 7.

                                  ARTICLE VI
                                  NON-COMPETE

                6.1 Non-Compete. During the term of Ananda's employment with the Company and for a period of twenty-four (24) months after termination of employment for any reason or no reason, with or without cause, Ananda. agrees that he will not market, sell, or distribute, either directly or indirectly, any Product for use outside the Field.

                                  ARTICLE VII
                                 MISCELLANEOUS

7.      Miscellaneous.
        --------------

                7.1     Remedies. The Company and Ananda each expressly agree
                        --------
that due to the unique nature of the technology assigned, licensed and/or disclosed under this Agreement, monetary damages would be inadequate to compensate one party for any breach by the other party of its covenants and agreements set forth in this Agreement. Accordingly, the Company and Ananda each agree and acknowledge that any such breach or threatened breach shall cause irreparable injury to the non-breaching other party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the non-breaching party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the breaching party, without the necessity of proving actual damages.

                7.2     Attorney Fees. If any action at law or in equity
                        -------------
(including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                7.3     Governing Law. This agreement and any dispute arising
                        -------------
from the performance or breach hereof shall be governed by the laws of the United States of America and the State of California, without regard to that state's laws concerning conflicts or choice of laws.

                7.4     Waiver. Neither party may waive or release any of its
                        ------
rights or interests in this agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

                7.5     Notices. All notices, requests and other communications
                        -------
hereunder shall be given in writing by certified or registered mail to the addresses set forth below and shall be deemed received on the actual date of receipt:

If to the Company:              StampMaster, Inc.
                                4500 East Thousand Oaks Blvd., Suite 100
                                Westlake Village, CA 91362

If to Ananda:                   Mohan Ananda
                                549 Lakeview Canyon Road
                                Westlake Village, CA 91362

                7.6     Complete Agreement. This Agreement constitutes the
                        ------------------
entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of the parties.

                7.7     Successors and Assigns. The provisions hereof shall
                        ----------------------
insure to the benefit of, and be binding upon, the successor, assigns, heirs, executors, and administrators of the parties hereto.

        IN WITNESS WHEREOF, the parties have caused this Assignment and License Agreement to be executed by their duly authorized representatives.

                                                STAMPMASTER, INC.

                                                By: /s/ Ari Engelberg
                                                   -----------------------------
                                                Name: Ari Engelberg
                                                     ---------------------------

                                                Title: Vice President
                                                      --------------------------


                                                MOHAN ANANDA


                                                 /s/ Mohan Ananda
                                                --------------------------------

                                   EXHIBIT A
                                   ---------

                          PATENT ASSIGNMENT DOCUMENT
                           [See attached document.]